UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

CannaPharmaRX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-251016	27-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

Suite 3600, 888-3rd Street SW

Calgary, Alberta, Canada T2P 5C5

(Address of principal executive offices, including zip code)

(949) 652-6838

(Registrant’s Telephone Number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CPMD	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers;; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On March 23, 2023, Mark Branson informed the Board of Directors (the “Board”) of CannaPharmaRx, Inc. (the “Company”) that he intends to resign as a member of the Board effective immediately.

Mr. Branson’s resignation from the Board is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies, or practices of the Company.

Appointment of New Directors

On August 15th, 2023, the remaining members of the Board appointed Messrs. Adam Mindle and Anthony Michael Panek as members of the Board, each of Messrs. Mindle and Panek will serve until the next annual meeting of the Company’s stockholders or until their respective successors shall have been elected and qualified subject to any of their earlier death, resignation, retirement, disqualification, or removal. Messrs. Mindle and Panek have applied for, and in the process of obtaining, clearance from the Controlled Substances and Cannabis Branch of Health Canada (“Health Canada”).

Mr. Mindle, age 52, is a transactional attorney with extensive experience in structuring, negotiating and documenting sophisticated joint ventures, secured financing and mergers and acquisitions related to real estate, healthcare and technology companies. In 2010, Mr. Mindle co-founded Greystone Law Group LLP, a boutique transactional corporate law firm in Los Angeles. Prior to co-founding Greystone Law Group LLP, Mr. Mindle was a partner in the Los Angeles officer of the international law firm, Orrick, Herrington & Sutcliffe LLP. Mr. Mindle is a veteran authority on real estate, finance and corporate transactions having represented real estate developers, private equity funds, pension funds, REITs, public and private companies and institutional lenders in connection with the acquisition and disposition of real estate assets, secured financing and joint ventures. During his three-decade career, Mr. Mindle has guided numerous start-up companies, mature organizations, pension funds, REITs and other public and private companies through a myriad of sophisticated transactions valued in billions of dollars.

Mr. Panek, age 38, is a corporate mergers and acquisitions attorney and venture capital investor with expertise in capital raising formation and growing businesses. He has worked with private equity and venture capital funds to allocate capital to emerging growth companies and works with emerging growth companies, both public and private, to raise capital and acquire assets and corporate talent. He has been an investor in many emerging growth companies and private funds investing in similar companies. He works with companies from a business and legal perspective to navigate and manage growth challenges facing emerging growth companies and helping companies complying with their SEC reporting obligations. He completed the Venture Capital Certificate Program at Startup@Berkeley Law. Mr. Panek was selected to serve on the Company’s Board based upon his experience as an attorney and venture capital and private equity investor helping emerging companies raise capital, comply with SEC reporting and governance requirements, and his work with other cannabis companies.

Each of Messrs. Mindle and Panek have submitted applications with Health Canada to obtain authorization to serve as a director of a Canadian cannabis company and such applications are being reviewed. The Company has no reason to believe at this time, that such applications will not be approved. There are no arrangements or understandings between Messrs. Mindle and Panek and any other persons pursuant to which they were selected as a director of the Company. There are no family relationships between Messrs. Mindle and Panek and any other director or executive officer of the Company. Messrs. Mindle and Panek have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Messrs. Mindle, and Panek are expected to enter into indemnification agreements with the Company. The Company does not currently have a compensation plan for directors, but when the Company adopts such a compensatory plan, it is expected that Messrs. Mindle and Panek will be subject to said compensation plan.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit
99.1	Press Release
104	Cover Page Interactive Data File formatted in inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CANNAPHARMARX, INC.

August 28, 2023	By:	/s/ Dean Medwid
Dean Medwid Chief Executive Officer

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